UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2012

PROLOR BIOTECH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-52691	20-0854033
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Golda Meir Street Weizmann Science Park Nes-Ziona, Israel 74140
(Address of Principal Executive Office)

Registrant’s telephone number, including area code (866) 644-7811

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07    Submission of Matters to a Vote of Security Holders.

On June 5, 2012, PROLOR Biotech, Inc., a Nevada corporation (the “Company”), held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”). The final voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting are as follows:

Proposal 1: Election of the directors named below, each of whom will serve until the 2013 Annual Meeting of Stockholders.

	Votes “For”	Votes “Against”	Abstentions or Votes Withheld	Broker Non-Votes
Election of Directors:
Phillip Frost, M.D.	30,174,006	—	176,920	11,819,572
Fuad Fares, D. Sc.	30,161,285	—	189,641	11,819,572
Marian Gorecki, Ph.D.	30,336,113	—	14,813	11,819,572
Abraham (Avri) Havron, Ph.D.	30,327,562	—	23,364	11,819,572
Jane H. Hsiao, Ph.D., M.B.A.	30,213,589	—	137,337	11,819,572
Shai Novik, M.B.A.	30,115,448	—	235,478	11,819,572
Steven D. Rubin	30,232,169	—	118,757	11,819,572

Proposal 2: Ratification of the appointment of Yarel + Partners CPA as the Company’s independent registered public accounting firm for the 2012 fiscal year.

Votes “For”	Votes “Against”	Abstentions or Votes Withheld	Broker Non-Votes
42,011,625	117,836	41,037	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

prolor biotech, inc.

Date: June 7, 2012	By:	/s/ Shai Novik
Shai Novik President